UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

290 Kangji East Building 22nd Floor, Tianmu West Road, Zhabei District, Shanghai City,

People’s Republic of China

(Addres s of Principal Executive Office) (Zip Code)

011 (8621) 50152581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 5, 2012, An Fengbin, Chief Executive Officer of Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”), delivered a written notice to the Special Committee of the Board of Directors of the Company (the “Special Committee”) stating that, effective immediately, he had withdrawn his previously submitted non-binding “going private” proposal to acquire all outstanding shares of the Company not already owned by him and his affiliates. He cited challenging market conditions and volatility as reasons for the withdrawal determination. The withdrawal of the “going private” proposal completes the task of the Special Committee of the Board. As previously disclosed, the Special Committee, consisting solely of independent directors, was established by the Board of Directors in November 2011, following the Board’s receipt of an indication of interest from Mr. An to negotiate the possible acquisition of all of the outstanding shares of the Company not already owned by him and his affiliates. Specifically, he proposed to negotiate the acquisition of all such outstanding shares at a price of $4.21 per share in cash, subject to financing and other conditions.

The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Haipeng Wang
Haipeng Wang, Chief Financial Officer

Date:       October 1, 2012